Exhibit 99.1

Sevion Therapeutics Reports Fiscal Year 2015 Financial Results

San Diego, CA – October 14, 2015 - Sevion Therapeutics, Inc. ("Sevion" or the "Company") (OTCQB: SVON), a biopharmaceutical company which discovers, develops and acquires next-generation biologics for the treatment of cancer and immunological diseases, today reported financial results for the fiscal year ended June 30, 2015 (“Fiscal 2015”) and also provided an overview of corporate accomplishments and plans.

Fiscal Fourth Quarter 2015 and Recent Highlights

•	Completed Private Placement Financing for Gross Proceeds of Approximately $6.5 Million. On July 27, 2015, the Company conducted the final closing of a private placement with certain accredited investors whereby the Company sold units consisting of either (i) shares of common stock, or (ii) shares of Series C convertible preferred stock, and warrants for aggregate gross proceeds of approximately $6.5 million.

•	Presented Antibody Discovery Platform at International Conference. In September, the Company gave an oral presentation at the Discovery on Target Drug Discovery conference in Boston, MA on the Company’s unique discovery platform for monoclonal antibodies against challenging multipass membrane protein targets.

Fiscal 2015 Financial Results

The Company reported revenue for Fiscal 2015 of $75,000 representing amortization of deferred revenue for a collaboration and option agreement. Revenue for the fiscal year ended June 30, 2014 (“Fiscal 2014”) was $100,000 consisting of a milestone payment in connection with an agricultural license agreement.

Research and development expenses for the Fiscal 2015 were $4.6 million compared to $3.3 million for Fiscal 2014. The increase was primarily due to an increase in payroll, rent and research supplies resulting from the acquisition of Fabrus, Inc. (“Fabrus”) in May 2014. The increase was partially offset by:

•	the completion of the Company’s clinical trial in September 2014;
•	the termination of its research agreement with the University of Waterloo in December 2014; and
•	a gain on the forgiveness of debt from settlements of accounts payable with certain vendors.

General and administrative expenses were $3.2 million for the Fiscal 2015 compared to $3.7 million for Fiscal 2014. The decrease was primarily due to:

•	a decrease in stock-based compensation;
•	a decrease in investor relations fees due to a change in the investor relations program in June 2014; and
•	a decrease in depreciation and amortization due to write off of patents being amortized.

This decrease was partially offset by an increase in payroll and professional fees due to the acquisition of Fabrus, severance payments to terminated employees and legal fees as a result of closing the New Jersey office and an increase in Delaware franchise taxes.

The loss applicable to common shares for the Fiscal 2015 was $18.9 million, or $(1.31) per share, compared with a loss applicable to common shares for Fiscal 2014 of $13.9 million, or $(2.53) per share. This decrease in the loss applicable to common shares was primarily the result of a decrease in dividends on preferred stock, which was partially offset by impairment of goodwill impairment and write-off of patents.

As of June 30, 2015, the Company had cash and cash equivalents of $3.3 million, compared to cash and cash equivalents of $6.1 million as of June 30, 2014. With the net proceeds from the private placement closing that occurred on July 27, 2015, the Company believes that it has sufficient funds to maintain operations through June 2016.

About Sevion Therapeutics

Sevion Therapeutics is a biopharmaceutical company building and developing a portfolio of innovative therapeutics, from both internal discovery and acquisition, for the treatment of cancer and immunological diseases. The Company’s product candidates are derived from multiple key proprietary technology platforms: cell-based arrayed antibody discovery, ultralong antibody scaffolds and Chimerasome nanocages. Sevion has leveraged these technologies to build a pipeline of innovative product candidates. For more information, please visit seviontherapeutics.com.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to continue as a going concern; the ability of the Company to consummate additional financings; the development of the Company’s gene and antibody technology; the approval of the Company’s patent applications; the current uncertainty in the patent landscape surrounding small inhibitory RNA and the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance; and the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SEVION THERAPEUTICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,
	2015	2014

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,334,626	$6,111,340
Accounts receivable	-	43,133
Prepaid expenses and other current assets	395,100	1,069,925

Total Current Assets	3,729,726	7,224,398

Equipment, furniture and fixtures, net	185,948	223,475
Patent costs, net	-	2,178,867
Acquired research and development	9,800,000	9,800,000
Goodwill	5,780,951	13,902,917
Security deposits	50,770	5,171

TOTAL ASSETS	$19,547,395	$33,334,828

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$232,033	$901,180
Accrued expenses	408,705	923,991
Other current liabilities	137,778	-

Total Current Liabilities	778,516	1,825,171

Warrant and Stock Right liabilities	2,502,047	-
Deferred tax liability	3,920,000	3,920,000
Other liabilities	122,038	99,728

TOTAL LIABILITIES	7,322,601	5,844,899

STOCKHOLDERS' EQUITY:

Convertible preferred stock, $0.01 par value, authorized 5,000,000 shares
Series C shares 235,837 and 0 issued and outstanding, respectively
(liquidation preference of $2,358 and $0 at June 30, 2015
and June 30, 2014, respectively)	2,358	-
Series A 10,297 shares issued and 380 and 580 shares outstanding, respectively
(liquidation preference of $399,000 and $594,500 at June 30, 2015
and June 30, 2014, respectively)	4	6
Common stock, $0.01 par value, authorized 500,000,000 shares, issued and outstanding 18,752,813 and 13,846,361 at June 30, 2015
and June 30, 2014, respectively	187,528	138,463
Capital in excess of par	119,217,880	115,631,726
Accumulated deficit	(107,182,976)	(88,280,266)

Total Stockholders' Equity	12,224,794	27,489,929

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$19,547,395	$33,334,828

See Notes to Condensed Consolidated Financial Statements

SEVION THERAPEUTICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Twelve Months Ended June 30
	2015	2014	2013

Licensing Revenue	$75,000	$100,000	$-

Operating expenses:
General and administrative	3,170,499	3,683,350	2,499,624
Research and development	4,568,435	3,338,687	2,086,666
Acquisition Costs	-	544,978	-
Impairment of goodwill	8,121,966	-	-
Impairment and write-off of patents	2,290,836	1,680,781	64,210

Total operating expenses	18,151,736	9,247,796	4,650,500

Loss from operations	(18,076,736)	(9,147,796)	(4,650,500)

Other non-operating income (expense)
Change in fair value of stock right	12,405	-	-
Change in fair value of warrant liability	3,313	-	371,591
Loss on settlement of warrant liabilities	-	-	(1,724,546)
Interest expense	(2,767)	(77,438)	(119,087)

Net loss	(18,063,785)	(9,225,234)	(6,122,542)

Preferred dividends	(838,925)	(4,629,197)	(862,998)

Loss applicable to common shares	(18,902,710)	(13,854,431)	(6,985,540)

Other comprehensive loss	-	-	-

Comprehensive loss	$(18,902,710)	$(13,854,431)	$(6,985,540)

Basic and diluted net loss per common share	$(1.31)	$(2.53)	$(5.11)

Basic and diluted weighted-average number
of common shares outstanding	14,417,029	5,476,717	1,366,384

See Notes to Consolidated Financial Statements

For Investors:

info@seviontherapeutics.com

James Schmidt, CFO

(858) 909-0749